CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Wells Fargo Funds Management, LLC

525 Market Street, 126 Floor San

Francisco, CA 94105

January 1, 2015

Jefferson National Life Insurance Company of New York

10350 Ormsby Park Place

Louisville, KY 40223

Dear Sir/Madam:

Re: Fee Letter and Administrative Services Agreement

Pursuant to the Participation Agreement dated January 1, 2015 by and between Jefferson National Life Insurance Company of New York (the “Company”) and Wells Fargo Variable Trust (the “Trust”), Company will provide certain administrative services on behalf of the registered investment companies or series thereof specified in Schedule A (each a “Fund” and collectively the “Funds”).

In recognition of the reduction in administrative expenses that derives from Company’s performance of said administrative services to the variable annuity contracts and variable life insurance policies (the “Contracts”), Wells Fargo Funds Management, LLC, investment adviser to the Trust, (the “Manager”), agrees to pay Company the fee specified below for each Fund specified in Schedule A to this Letter Agreement.

1.	Administrative Expense Payments

(a)

Subject to paragraph (c) of this section, the Manager agrees to pay the Company at the end of each month an amount equal to the percentages of average daily net assets shown on Schedule A hereto for each applicable Fund during the month.

(b)	The Manager shall calculate and make the payment described in paragraph (a) of this section within 45 days of the end of each month without demand or notice from the Company.

(c)	The Company and the Manager understand that the Manager may enter into similar administrative services agreements with other insurance companies with regard to any Fund.

2.	Services Provided by the Company

The Company agrees to provide the following administrative services to the Manager, the Trust and the Funds:

•

periodic reporting of information to the Trust, such reports to indicate the number owners of Contracts that hold through a Contract interests in each Account as defined in the Participation Agreement.

•	printing of annual and semi-annual shareholder reports and other shareholder communications and distribution of the same to owners of Contracts indirectly invested in one or more Funds.

•	printing of Fund prospectuses and distribution of the same to owners of Contracts indirectly invested in one or more Funds.

•	preparation, printing and distribution of confirmation and quarterly account statements to owners of Contracts.

•

preparation and printing of proxy statements and other proxy material and distribution of the same to owners of Contracts indirectly invested in the Funds to which such statements and materials relate.

•	solicitation of Contract owner voting instructions and tabulation of the same.

•	provision of telephone inquiry support and other personal services (as defined in FINRA Rule 2830(d)) to Contract owners invested in the Funds.

•	provision of other administrative support to the Manager, the Trust or the Funds as mutually agreed from time to time between the Manager and the Company.

•	transmission of purchase and redemption requests to the Trust’s transfer agent.

•	prepare and provide reports to third-party reporting services.

•	relieve the Trust or the Funds of other incidental administrative services generally provided by mutual funds to their shareholders by providing the same to Contract owners.

The Manager and the Company understand that the Company is obligated by the Participation Agreement to perform, provide or pay for certain of the foregoing services and payments under this Agreement may serve to relieve the Company, in whole or in part, from such Participation Agreement obligations. The Manager and the Company agree that no payments made by the Manager to the Company under this Letter Agreement are for administrative services to the Trust that the Trust has agreed to pay for under the Participation Agreement.

3.	Nature of Payments

The Company and the Manager recognize and agree that the Manager’s payments to the Company under this Letter Agreement are for administrative services only and (a) do not constitute payment in any manner for investment advisory services or for the cost of distributing the Contracts or of Fund shares, and (b) are not otherwise related to investment advisory or distribution services or expenses, or administrative services that the Company is obligated by the Contracts to provide to owners of Contracts. In this regard, the Company represents that:

•	payments to the Company from the Manager under this Letter Agreement are for the administrative services described herein.

•	the administrative services herein are not ones for which the Trust has agreed to perform, provide or pay for under the Participation Agreement.

•	the Company has the legal authority to accept such payments.

•

to the extent required by applicable law, the Company has taken such payments into account in making any determinations pursuant to Sections 26(f)(2)(A) and 26(f)(3) of the Investment Company Act of 1940 for the Contracts.

2

The amount of administrative expense payments made by the Manager to the Company pursuant to section 1(a) of this Letter Agreement, are not, and shall not be deemed to be, indicative of the Manager’s bona fide profits from serving as investment manager to the Trust and the Funds, or of actual costs to the Company of providing administrative services to the Manager, the Trust and the Funds.

4.	Term and Termination

a.	This Letter Agreement shall automatically terminate in the event of termination of the Participation Agreement.

b.

This Letter Agreement shall remain in full force and effect (i) unless terminated by mutual agreement in writing; or (ii) unless terminated by either party, with or without cause, upon 30 days written notice.

5.	Amendment

This Letter Agreement may be amended only by mutual agreement of the Manager and the Company in writing, except that the parties agree that Manager may unilaterally amend Schedule A to this Agreement to add additional investment companies or series (“New Funds”) as Funds subject to the provisions of this Letter Agreement by sending to Company a written notice of the New Funds and indicating therein the fees to be paid to the Company.

If you are in agreement with the foregoing, please sign and date below where indicated and return one copy of this signed Letter Agreement to me.

Very truly yours,

WELLS FARGO FUNDS MANAGEMENT, LLC

By:	/s/ A Erdem Cimeri
A. Erdem Cimen, SVP & CFO

Accepted and agreed to as of December 17 , 2014,

Jefferson National Life Insurance Company of New York

By:	/s/ Craig A Hawley

Name:	Craig Hawley
Title:	General Counsel & Secretary

3

SCHEDULE A

Fund	Annual Fee

Wells Fargo Advantage Variable Trust Small Cap Value Fund (Class 2)	[**]

Average Daily Net Assets Above $15 million for the following Funds
Wells Fargo Advantage Variable Trust Discovery Fund (Class 2)	[**]
Wells Fargo Advantage Variable Trust Opportunity Fund (Class 2)	[**]

4

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

December 1, 2016

Jefferson National Life Insurance Company

Jefferson National Life Insurance Company of New York

10350 Ormsby Park Place

Louisville, KY 40223

Dear Sir/Madam:

Re: Fee Letter and Administrative Services Agreement

Pursuant to the Participation Agreement dated April 8, 2005, as amended (collectively the “Participation Agreement”), by and among Jefferson National Life Insurance Company, Jefferson National Life Insurance Company of New York (individually and jointly the “Company”), Wells Fargo Variable Trust (the “Trust”) and Wells Fargo Funds Distributor (the “Distributor”), Company will provide certain administrative services on behalf of the registered investment companies or series thereof specified in Schedule A (each a “Fund” and collectively the “Funds”).

In recognition of the reduction in administrative expenses that derives from Company’s performance of said administrative services to the variable annuity contracts and variable life insurance policies (the “Contracts”), Wells Fargo Funds Management, LLC, investment adviser to the Trust, (the “Manager”), agrees to pay Company the fee specified below for each Fund specified in Schedule A to this Letter Agreement.

1.	Administrative Expense Payments

(a)

Subject to paragraph (c) of this section, the Manager agrees to pay the Company at the end of each month an amount equal to the percentages of average daily net assets shown on Schedule A hereto for each applicable Fund during the month.

(b)	The Manager shall calculate and make the payment described in paragraph (a) of this section within 45 days of the end of each month without demand or notice from the Company.

(c)	The Company and the Manager understand that the Manager may enter into similar administrative services agreements with other insurance companies with regard to any Fund.

2.	Services Provided by the Company

The Company agrees to provide the following administrative services to the Manager, the Trust and the Funds:

•

periodic reporting of information to the Trust, such reports to indicate the number owners of Contracts that hold, through a Contract, interests in each Account as defined in the Participation Agreement.

•	printing of annual and semi-annual shareholder reports and other shareholder communications and distribution of the same to owners of Contracts indirectly invested in one or more Funds.

•	printing of Fund prospectuses and distribution of the same to owners of Contracts indirectly invested in one or more Funds.

•	preparation, printing and distribution of confirmation and quarterly account statements to owners of Contracts.

•

preparation and printing of proxy statements and other proxy material and distribution of the same to owners of Contracts indirectly invested in the Funds to which such statements and materials relate.

•	solicitation of Contract owner voting instructions and tabulation of the same.

•	provision of telephone inquiry support and other applicable personal services (as defined in FINRA Rule 2320 and 2341 (as applicable) to Contract owners invested in the Funds.

•	provision of other administrative support to the Manager, the Trust or the Funds as mutually agreed from time to time between the Manager and the Company.

•	transmission of purchase and redemption requests to the Trust’s transfer agent.

•	prepare and provide reports to appropriate third-party reporting services.

•	relieve the Trust or the Funds of other incidental administrative services generally provided by mutual funds to their shareholders by providing the same to Contract owners.

The Manager and the Company understand that the Company is obligated by the Participation Agreement to perform, provide or pay for certain of the foregoing services and payments under this Agreement may serve to relieve the Company, in whole or in part, from such Participation Agreement obligations. The Manager and the Company agree that no payments made by the Manager to the Company under this Letter Agreement are for administrative services to the Trust that the Trust has agreed to pay for under the Participation Agreement.

3.	Nature of Payments

The Company and the Manager recognize and agree that the Manager’s payments, recited in Schedule A, to the Company under this Letter Agreement are for administrative services only and (a) do not constitute payment in any manner for investment advisory services or for the cost of distributing the Contracts or of Fund shares, and (b) are not otherwise related to investment advisory or distribution services or expenses, or administrative services that the Company is obligated by the Contracts to provide to owners of Contracts. In this regard, the Company represents that:

•	payments to the Company from the Manager under this Letter Agreement are for the administrative services described herein.

•	the administrative services herein are not ones for which the Trust has agreed to perform, provide or pay for under the Participation Agreement.

•	the Company has the legal authority to accept such payments.

•

to the extent required by applicable law, the Company has taken such payments into account in making any determinations pursuant to Sections 26(f)(2)(A) and 26(f)(3) of the Investment Company Act of 1940 for the Contracts.

The amount of administrative expense payments made by the Manager to the Company pursuant to section 1(a) of this Letter Agreement, are not, and shall not be deemed to be, indicative of the Manager’s bona fide profits from serving as investment manager to the Trust and the Funds, or of actual costs to the Company of providing administrative services to the Manager, the Trust and the Funds.

The payments, recited in Schedule B, are for marketing support.

4.	Term and Termination

a.

This Letter Agreement shall automatically terminate in the event of termination of the Participation Agreement but will remain in force on asset levels prior to termination to the extent the Company continues to provide the administrative services referenced above to Contract holders invested in a Fund series.

b.

This Letter Agreement shall remain in full force and effect (i) unless terminated by mutual agreement in writing; or (ii) unless terminated by either party, with or without cause, upon 30 days written notice.

5.	Amendment

This Letter Agreement may be amended only by mutual agreement of the Manager and the Company in writing, except that the parties agree that Manager may unilaterally amend Schedule A to this Agreement to add additional investment companies or series (“New Funds”) as Funds subject to the provisions of this Letter Agreement by sending to Company a written notice of the New Funds and indicating therein the fees to be paid to the Company.

If you are in agreement with the foregoing, please sign and date below where indicated and return one copy of this signed Letter Agreement to me.

Very truly yours,

WELLS FARGO FUNDS MANAGEMENT, LLC

By:	/s/ A Erdem Cimeri
A. Erdem Cimen, SVP & CFO

Accepted and agreed to as of December 13                , 2016

JEFFERSON NATIONAL LIFE INSURANCE COMPANY

By:	Craig A Hawley
General Counsel & Secretary

JEFFERSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK

By:	Craig A Hawley
General Counsel & Secretary

WELLS FARGO FUNDS MANAGEMENT, LLC

/s/ Nancy Wiser
Nancy Wiser, Executive Vice President

SCHEDULE A

Wells Fargo Variable Trust Fund	Administrative Service Fee

Class 2 Funds	[**]

SCHEDULE B

Wells Fargo Variable Trust Fund	Revenue Share Fee

Small Cap Growth Fund (Class 2)	[**]

Average Daily Net Assets Above $15 million for the following Wells Fargo Variable Trust Funds:

Discovery Fund (Class 2)	[**]
Opportunity Fund (Class 2)	[**]

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

January 1, 2018

Jefferson National Life Insurance Company

Jefferson National Life Insurance Company of New York

10350 Ormsby Park Place

Louisville, KY 40223

Dear Sir/Madam:

Re: Fee Letter and Administrative Services Agreement

Pursuant to the Participation Agreement dated April 8, 2005, as amended (collectively the “Participation Agreement”), by and among Jefferson National Life Insurance Company, Jefferson National Life Insurance Company of New York (individually and jointly the “Company”), Wells Fargo Variable Trust (the “Trust”) and Wells Fargo Funds Distributor (the “Distributor”), Company will provide certain administrative services on behalf of the registered investment companies or series thereof specified in Schedule A (each a “Fund” and collectively the “Funds”).

In recognition of the reduction in administrative expenses that derives from Company’s performance of said administrative services to the variable annuity contracts and variable life insurance policies (the “Contracts”), Wells Fargo Funds Management, LLC, investment adviser to the Trust, (the “Manager”), agrees to pay Company the fee specified below for each Fund specified in Schedule A to this Letter Agreement.

1.	Administrative Expense Payments

(a)

Subject to paragraph (c) of this section, the Manager agrees to pay the Company at the end of each month an amount equal to the percentages of average daily net assets shown on Schedule A hereto for each applicable Fund during the month.

(b)	The Manager shall calculate and make the payment described in paragraph (a) of this section within 45 days of the end of each month without demand or notice from the Company.

(c)	The Company and the Manager understand that the Manager may enter into similar administrative services agreements with other insurance companies with regard to any Fund.

2.	Services Provided by the Company

The Company agrees to provide the following administrative services to the Manager, the Trust and the Funds:

•

periodic reporting of information to the Trust, such reports to indicate the number owners of Contracts that hold, through a Contract, interests in each Account as defined in the Participation Agreement.

•	printing of annual and semi-annual shareholder reports and other shareholder communications and distribution of the same to owners of Contracts indirectly invested in one or more Funds.

•	printing of Fund prospectuses and distribution of the same to owners of Contracts indirectly invested in one or more Funds.

•	preparation, printing and distribution of confirmation and quarterly account statements to owners of Contracts.

•

preparation and printing of proxy statements and other proxy material and distribution of the same to owners of Contracts indirectly invested in the Funds to which such statements and materials relate.

•	solicitation of Contract owner voting instructions and tabulation of the same.

•	provision of telephone inquiry support and other applicable personal services (as defined in FINRA Rule 2320 and 2341 (as applicable) to Contract owners invested in the Funds.

•	provision of other administrative support to the Manager, the Trust or the Funds as mutually agreed from time to time between the Manager and the Company.

•	transmission of purchase and redemption requests to the Trust’s transfer agent.

•	prepare and provide reports to appropriate third-party reporting services.

•	relieve the Trust or the Funds of other incidental administrative services generally provided by mutual funds to their shareholders by providing the same to Contract owners.

The Manager and the Company understand that the Company is obligated by the Participation Agreement to perform, provide or pay for certain of the foregoing services and payments under this Agreement may serve to relieve the Company, in whole or in part, from such Participation Agreement obligations. The Manager and the Company agree that no payments made by the Manager to the Company under this Letter Agreement are for administrative services to the Trust that the Trust has agreed to pay for under the Participation Agreement.

3.	Nature of Payments

The Company and the Manager recognize and agree that the Manager’s payments, recited in Schedule A, to the Company under this Letter Agreement are for administrative services only and (a) do not constitute payment in any manner for investment advisory services or for the cost of distributing the Contracts or of Fund shares, and (b) are not otherwise related to investment advisory or distribution services or expenses, or administrative services that the Company is obligated by the Contracts to provide to owners of Contracts. In this regard, the Company represents that:

•	payments to the Company from the Manager under this Letter Agreement are for the administrative services described herein.

•	the administrative services herein are not ones for which the Trust has agreed to perform, provide or pay for under the Participation Agreement.

•	the Company has the legal authority to accept such payments.

•

to the extent required by applicable law, the Company has taken such payments into account in making any determinations pursuant to Sections 26(f)(2)(A) and 26(f)(3) of the Investment Company Act of 1940 for the Contracts.

The amount of administrative expense payments made by the Manager to the Company pursuant to section 1(a) of this Letter Agreement, are not, and shall not be deemed to be, indicative of the Manager’s bona fide profits from serving as investment manager to the Trust and the Funds, or of actual costs to the Company of providing administrative services to the Manager, the Trust and the Funds.

The payments, recited in Schedule B, are for marketing support.

4.	Term and Termination

a.

This Letter Agreement shall automatically terminate in the event of termination of the Participation Agreement but will remain in force on asset levels prior to termination to the extent the Company continues to provide the administrative services referenced above to Contract holders invested in a Fund series.

b.

This Letter Agreement shall remain in full force and effect (i) unless terminated by mutual agreement in writing; or (ii) unless terminated by either party, with or without cause, upon 30 days written notice.

5.	Amendment

This Letter Agreement may be amended only by mutual agreement of the Manager and the Company in writing, except that the parties agree that Manager may unilaterally amend Schedule A to this Agreement to add additional investment companies or series (“New Funds”) as Funds subject to the provisions of this Letter Agreement by sending to Company a written notice of the New Funds and indicating therein the fees to be paid to the Company.

If you are in agreement with the foregoing, please sign and date below where indicated and return one copy of this signed Letter Agreement to me.

Very truly yours,

WELLS FARGO FUNDS MANAGEMENT, LLC

By:	/s/ Erdem Cimeri
Erdem Cimen, Senior Vice President & CFO

Accepted and agreed to as of January 1, 2017

JEFFERSON NATIONAL LIFE INSURAN COMPANY

By:	/s/ Craig Hawley
Craig Hawley, General Counsel & Secretary

JEFFERSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK

By:	/s/ Craig Hawley
Craig Hawley, General Counsel & Secretary

SCHEDULE A

Wells Fargo Variable Trust Fund	Administrative Service Fee

Class 1 Funds	[**]
Class 2 Funds	[**]

WELLS FARGO FUNDS MANAGEMENT, LLC

/s/ Nancy A Wiser
Nancy A. Wiser, Executive Vice President

SCHEDULE B

Wells Fargo Variable Trust Fund Fee	Revenue Share

Class 2 VT Small Cap Growth Fund	[**]

WELLS FARGO FUNDS MANAGEMENT, LLC

/s/ Erdem Cimen
Erdem Cimen, Senior Vice President & CFO